Exhibit 99.3

AMENDMENT No. 1

TO THE SUPPLY AND PURCHASE AGREEMENT

This Amendment No. 1 (“Amendment”) to the License Agreement is made and effective as of this 14th day of November, 2003 between HELSINN BIREX PHARMACEUTICALS Ltd., a corporation organized and existing under the laws of Ireland and having its registered office at Damastown, Mulhuddart, Dublin 15, Republic of Ireland (hereinafter called “HBP”), of the one part, and MGI PHARMA, INC., a corporation organized and existing under the law of the state of Minnesota, United States of America and having its registered office at 5775 West Old Shakopee Road, Suite 100, Bloomington, MN 55437-3174, USA (hereinafter called “MGI”), of the other part.

WHEREAS, MGI and HBP’s Affiliate Helsinn Healthcare SA (“HHC”) entered on 6 April 2001 into a License Agreement granting MGI an exclusive, royalty-bearing license under the Patents and to use the Know-how, to distribute, promote, market and sell the Products in the Territory;

WHEREAS, HBP and MGI entered on 6 April 2001 into a Supply and Purchase Agreement (hereinafter referred to as “Agreement”) relevant to the supply of the Products from HBP to MGI;

WHEREAS, as a result of Amendment No. 2 to the License Agreement, entered into between MGI and HHC on November 14, 2003 it is now necessary to update and amend the Agreement as described below;

WHEREAS, all capitalized terms used herein shall have the same meaning as set forth in the Agreement unless otherwise indicated.

NOW, THEREFORE, in consideration of the mutual covenants and conditions hereinafter set forth, the Parties agree as follows:

1.	With effect from the date hereof, the definition of “Products” included in Article 1.9 of the Agreement shall be entirely replaced by the following new definition:

“1.12	“Products” means the pharmaceutical preparations for human use (i) in IV dosage form for use in CINV, (ii) in IV dosage form for use in PONV, (iii) in oral dosage form, containing the Compound as an active ingredient in the formulations described in one or more Registrations and such other formulations or uses for which MGI exercises its right of first refusal pursuant to Article 2.6 of the License Agreement. The IV formulation of the Product for CINV, as approved by the U.S. Food and Drug Administration as NDA 21-372 and submitted to the Therapeutic Products Programme of Canada in the IND 9427-H0836-21C, is described in the First Appendix hereto.”

2.	***, indicated in paragraph 1 of the Second Appendix to the Agreement, shall have to be interpreted and construed as referring exclusively to the IV dosage form (per vial) and oral dosage form (per tablet) for CINV. *** destined for the market of the United States of America shall be ***.

***	Denotes confidential information that has been omitted from the exhibit and filed separately, accompanied by a confidential treatment request, with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

3.	Subject to paragraph 2 above, any and all provisions of paragraphs 1, 2 and 3 of the Second Appendix to the Agreement, including but not limited to *** provided at paragraph 3 of said Appendix, shall be fully applicable also with regard to each of the IV dosage form for PONV and to the oral form of the Products.

4.	Upon execution of this Amendment, the Agreement shall be applicable, mutatis mutandis, also to the IV dosage form for PONV and to the oral dosage form of the Products, except as otherwise expressly provided or limited through specific provisions in this Amendment.

5.	MGI’s address for the purposes of notices under this Amendment and the Agreement shall be as set forth above.

6.	In the case of any conflict between this Amendment and the Agreement, the terms of this Amendment shall prevail. Except as amended hereby, the Agreement shall continue in full force and effect.

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be executed in duplicate by their duly authorized officers

For and on behalf of	For and on behalf of
HELSINN BIREX PHARMACEUTICALS Ltd.	MGI PHARMA INC.

/s/ Enrico Braglia	/s/ Leon O. Moulder Jr.

Enrico Braglia Director	Leon O. Moulder Jr. President & CEO

/s/ Enrico Braglia	/s/ William C. Brown

Riccardo Braglia Director	William C. Brown Executive Vice President & CFO

***	Denotes confidential information that has been omitted from the exhibit and filed separately, accompanied by a confidential treatment request, with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.